                                                                    EXHIBIT 10.5
                            INDUSTRIAL SPACE LEASE



                                    BETWEEN

                             RANCON INCOME FUND I
                       A CALIFORNIA LIMITED PARTNERSHIP


                                 ("LANDLORD")

                                      AND

                         WAKEFIELD ENGINEERING, INC.,
                            A DELAWARE CORPORATION

                                  ("TENANT")



                              September 29, 1995

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
1.   TERM..............................................................      4
2.   POSSESSION........................................................      4
3.   ANNUAL BASIC RENT.................................................      4
4.   RENTAL ADJUSTMENT.................................................      5
5.   SECURITY DEPOSIT..................................................      5
6.   USE...............................................................      6
7.   HAZARDOUS MATERIALS...............................................      6
8.   NOTICES...........................................................      9
9.   BROKERS...........................................................      9
10.  HOLDING OVER......................................................      9
11.  TAXES ON TENANT'S PROPERTY........................................      9
12.  CONDITION OF PREMISES.............................................     10
13.  ALTERATIONS.......................................................     10
14.  REPAIRS...........................................................     10
15.  ENTRY BY LANDLORD.................................................     11
16.  UTILITIES AND SERVICES............................................     11
17.  COMMON AREAS......................................................     12
18.  BANKRUPTCY........................................................     12
19.  INDEMNIFICATION...................................................     12
20.  DAMAGE TO TENANT'S PROPERTY.......................................     12
21.  TENANT INSURANCE..................................................     13
22.  DAMAGE OR DESTRUCTION.............................................     14
23.  EMINENT DOMAIN....................................................     15
24.  DEFAULTS AND REMEDIES.............................................     15
25.  GOVERNMENT ENERGY OR UTILITY CONTROLS.............................     17
26.  LIMITATION ON LIABILITY...........................................     17
27.  TENANT IMPROVEMENTS...............................................     17
28.  LANDLORD'S RESERVED RIGHTS........................................     17
29.  ASSIGNMENT AND SUBLETTING.........................................     17
30.  MISCELLANEOUS.....................................................     18
31.  OPTION TO RENEW...................................................     23
32.  CONSTRUCTION......................................................     24
33.  RENT RETROACTIVE TO DECEMBER 1, 1994..............................     24
34.  RULES AND REGULATIONS.............................................     24

                                      (i)

                               TABLE OF EXHIBITS

EXHIBIT                         ITEM

A-1                             Site Plan of the Project

A-2                             Legal Description of the Premises



                                     (ii)

                            INDUSTRIAL SPACE LEASE

  THIS INDUSTRIAL SPACE LEASE is made as of the 29th day of September, 1995 by and between Rancon Income Fund I, a California limited partnership ("Landlord"), and Wakefield Engineering, Inc., a Delaware corporation ("Tenant"), in consideration of the Rent as defined in Sections 3 and 4 herein and the provisions of this Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the "Premises" described below situated in those certain buildings located at 28715 Via Montezuma and 27901 Front Street, Temecula, California (collectively the "Building").

  The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Each party covenants, as a material part of the consideration of this Lease to keep and perform each and all of said terms, covenants and conditions for which said party is liable and that this Lease is made upon the condition of such performance.

                            BASIC LEASE PROVISIONS

  The following summary of the basic lease provisions ("Basic Lease Provisions") is hereby made a part of the ("Lease") for the purpose of setting forth information referred to in the Lease. In the event of any conflict, inconsistency or ambiguity created by or between the Basic Lease Provisions and the body of the Lease, which Landlord and Tenant acknowledge having read in full, the terms and conditions of the Lease shall govern.



1.   Tenant's Trade Name:                                     Wakefield Engineering, Inc.

2.   Address of Premises, including Name of Office            28715 Via Montezuma & 27901 Front Street, Temecula,
     Building, Floor and Suite Number                         California 92590.

3.   Use of Premises:                                         Industrial and general office use, and for no other use without the express written consent of Landlord.

4.   Lease Term:                                              Ten (10) years.

              Options:                                        Two (2) five (5) year options to renew.

5.   Commencement Date:                                       December 1, 1994.

6.   Initial Annual Basic Rent:                               $175,032.00 per year, payable in equal monthly installments of
                                                              $14,586.00 during the Term, subject to adjustment pursuant to
                                                              Section 3(b).

7.   Minimum Annual Increase in Basic Rent:                   Minimum two percent (2%) with a maximum of six percent
                                                              (6%) per annum, subject to adjustment pursuant to Section 3(b).

8.   Tenant's Percentage of Building Direct Expense           100%.
     (That portion of the Building occupied by Tenant
     divided by the total square footage of the Building
     available for occupancy):

9.   Floor Area of Premises And Building:                     Agreed to be approximately 44,200 rentable square feet.

10.  Security Deposit:                                        $14,586.00 (does not include prepaid rent).

11.  Prepaid Rent:                                            N/A.

12.  Tenant Improvement Allowance:                            N/A.

13.  Broker(s):                                               N/A.



14.  Address for Notice:                                      LANDLORD:
                                                              Rancon Income Fund I
                                                              c/o Glenborough Inland Realtv Corporation
                                                              400 South El Camino Real
                                                              San Mateo, CA  94402-1708
                                                              Attn: Legal Department

                                                              TENANT:

                                                              Wakefield Engineering
                                                              Attention: General Manager
                                                              28715 Via Montezuma
                                                              Temecula, CA 92590

     with copies to:                                          Robert W. Forman
                                                              Greenberger & Forman
                                                              1370 Avenue of the Americas
                                                              New York, NY  10019-4602

15.  Address for Rent Payments and Copies of Notices:         Rancom Income Fund I
                                                              c/o Glenborough Inland Realtv Corporation
                                                              2740 South Bristol Street
                                                              Suite 118
                                                              Santa Ana, CA  92704

16.  Guarantor:                                               N/A

                         ----------------------------

                            ADDITIONAL DEFINITIONS

    17. ADDITIONAL RENTAL. The term "Additional Rental" as used in this Lease shall mean each and every payment described in this Lease which is required to be paid by Tenant to Landlord other than the Annual Basic Rent.

    18. ADJUSTMENT DATE. The term "Adjustment Date" as used in this Lease shall mean each anniversary of the Commencement Date.

    19. ALTERATIONS. The term "Alterations" as used in this Lease shall mean any addition, modification or other alteration of the Premises.

    20. COMMON AREA. (Intentionally Omitted).

    21. DRIPLINE. The term "Dripline" as used in this Lease shall mean a line surrounding a building which is defined by the point at which water dripping from the roof of the building will naturally fall (i.e., a line which is located directly below and follows the circumference of the outermost extension of the eaves or other extension of the roof or of covered windows or entryways or other extensions of the walls of such building).

    22. INDEX. The term "Index" as used in this Lease shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, Los Angeles-Anaheim-Riverside Average Subgroup "All Items," (1982-84 = 100). If at any time the Index should not exist in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall, in Landlord's reasonable opinion, be most nearly equivalent thereto.

    23. LANDLORD'S WORK. (Intentionally Omitted).

    24. PREMISES POSSESSION LETTER. The term "Premises Possession Letter" as used in the Lease shall mean a Tenant's Estoppel Certificate in the form attached hereto as Exhibit "F" to be delivered by Tenant within ten (10) days following the date upon which possession of the Premises is delivered to Tenant.

    25. PROJECT. The term "Project" shall mean the development constructed on real property located in Temecula, California as shown on the site plan attached hereto as Exhibit "A-1".

    26. RENTAL. The term "Rental" as used in this Lease shall mean the total of all payments described in this Lease which are required to be paid by Tenant to Landlord, including but not limited to the Annual Basic Rent and all items specifically described as Additional Rental Payments.

    27. RENTABLE AREA. The term "Rentable Area," as used in this Lease, shall mean all areas designated by Landlord for the exclusive use of a Tenant of the Project, measured from the Dripline and from the center of interior demising walls, and shall include, but not be limited to, restrooms, mezzanines, patios, warehouse or storage areas, clerical or office areas and employee areas.

    28. SUBSTANTIAL COMPLETION. (Intentionally Omitted).

    29. TENANT'S WORK. (Intentionally Omitted).

                            INDUSTRIAL SPACE LEASE


                                   1.  TERM

  The term of this Lease shall be for the period shown in Item 4 of the Basic Lease Provisions.


                                2.  POSSESSION

  If for any reason Landlord is unable to deliver possession of the Premises to Tenant on the date scheduled for commencement of the term of this Lease, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event Tenant shall not be liable for any Rental until Landlord tenders possession of the Premises to Tenant ready for occupancy. Within ten (10) days after delivery of the Premises to Tenant, Tenant shall deliver to Landlord an executed copy of Landlord's standard form Premises Possession letter, as attached hereto as Exhibit "F". If Landlord shall give Tenant permission to enter into possession of the Premises before the Commencement Date, that possession shall be subject to all the provisions of this Lease, including, without limitation, the payment of Annual Basic Rent, except to the extent expressly stated to the contrary by Landlord in writing.


                             3.  ANNUAL BASIC RENT

    (a) Tenant agrees to pay Landlord the Annual Basic Rent for the Premises shown in Item 6 of the Basic Lease Provisions, payable in advance on the first day of each calendar month during the Term. If the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rental for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty (30). In addition to the Annual Basic Rent, Tenant agrees to pay as additional Rental the amount of Rental adjustments and other charges required by this Lease. All Rental shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated in the Basic Lease Provisions or to such other person or at such other place as Landlord may from time to time designate in writing. No demand, notice or invoice shall be required.

    (b) The Rental payable by Tenant shall be increased for each year of the term of this Lease by adjusting the Annual Basic Rent reserved in Section 3(a) to reflect any increase in the cost of living, which adjustment shall be determined as follows: On each Adjustment Date the most recently published Index figure shall be determined (the "Comparison Index"). The monthly Rental payable for the succeeding year of the Lease Term shall be the Annual Basic Rent reserved under Section 3(a) increased by the same percentage, if any, by which the Comparison Index figure shall have increased over the Consumer Price Index figure for the month which is the most recently published prior to the Commencement Date; provided, however, that the increase in Annual Basic Rent shall in no event be less than two percent (2%) per annum nor more than six percent (6%) per annum (pro-rated as required to account for any partial year between the Commencement Date and the Adjustment Date).

    (c) Tenant hereby acknowledges that the late payment by Tenant to Landlord of Rental and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Building. Accordingly, if any installment of Rental or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the due date, then the unpaid amounts shall bear interest at the rate of one and one-half percent (1-1/2%) per month from the date due to the date of payment (the "Late Charge"). The parties agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

    (d) In the event of any two consecutive late payments of Rental within any twelve (12) month period, Landlord shall have the option (i) to require that beginning with the first payment of Rental next due, Rental shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance, and also to require that Tenant increase the amount, if any, of the security deposit required under this Lease by: (i) one hundred percent (100%), or (ii) one full month's Rental, whichever is greater, which additional security deposit shall be retained by Landlord and may be applied by Landlord in the manner provided in this Lease.

    (e) In the event that at any time during the term of this Lease any governmental law, rule or regulation prohibits or postpones in whole or in part any increase in the Rental or in the payment of other sums payable by Tenant hereunder to be made pursuant to this Lease, then, and in either of such events, such increase or payment shall be made to the maximum extent permissible by law at the time provided in this Lease, and/or at any time or times thereafter such increase or payment, or any portion thereof, may lawfully be made and any such increase in Rental, or any portion thereof, or the sums payable hereunder, or portions thereof, the payment of which has been so prohibited or postponed, shall thereafter become due and payable to the maximum extent and at the earliest time or times permitted by law.

                             4. RENTAL ADJUSTMENT

    (a) For the purpose of this Section 4, the following terms are defined as follows:

         (i) TENANT'S PERCENTAGE: The amount shown in Item 8 of the Basic Lease Provisions.

         (ii)  DIRECT EXPENSES: The term "Direct Expenses" shall include:

               (1) All real and personal property taxes and assessments imposed by any governmental authority or agency on the Building and the land on which the Building is located (including a pro rata portion of any taxes levied on any common areas); any assessments levied in lieu of taxes; any non-progressive tax on or measured by gross Rentals received from the Rental of space in the Building; and other costs levied or assessed by, or at the direction of, any federal, state, or local government authority or private association in connection with the use or occupancy of the Premises or the Common Area serving the Premises; the parking facilities serving the Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and any expenses, including costs of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less tax refunds obtained as a result of an application for review thereof; but shall not include any net income, franchise, capital stock, estate or inheritance taxes.

               (2) All property and casualty insurance, including but not limited to the perils of fire, flood, earthquake, extended coverage, vandalism, malicious mischief, special extended coverage, ("All Risk") and sprinkler leakage, insuring full replacement cost on the Building and the land on which the Building is located in such amounts and against such hazards and contingencies as necessary to fully insure and protect such interests; provided, however, Landlord shall not be obligated to insure any furniture, equipment, or other property placed in the Premises by or at the expense of Tenant. Tenant and Landlord shall provide certification of insurance to the other party upon request with thirty (30) days prior written notice.

               (3) Amortization of such capital improvements as Landlord may have installed, which are mutually beneficial to Landlord and Tenant: (a) for the purpose of reducing operating costs to the extent of savings or (b) to comply with governmental rules and regulations promulgated after commencement of construction of the Building.

    (b) Within thirty (30) days of receipt of a statement from Landlord specifying the Direct Expenses to be paid by Tenant, to which shall be attached a copy of Landlord's receipt therefor, if any, Tenant shall pay such Direct Expenses as Additional Rental.

    (c) Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay to Landlord Tenant's proportionate share of Direct Expenses not previously assessed for the portion of the year that Tenant occupied the property.

                              5. SECURITY DEPOSIT

    Tenant has deposited with Landlord the sum shown in Item 10 of the Basic Lease Provisions to be held by Landlord as security for the faithful performance by Tenant of all of Tenant's obligations hereunder. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rental, Landlord may, but shall not be required to, use, apply or retain all or any part of this security deposit for the payment of any Rental or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of the deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount so that the amount of security deposit held by Landlord shall be at all times the sum proportionate to current Rental as the original security deposit was to the original Rental. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease, the security deposit of any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) within fourteen (14) days after expiration of the Lease Term and Tenant's delivery of the Premises to Landlord, provided that Landlord may retain the security deposit until such time as any amount due from Tenant in accordance with Sections 4 and 13 hereof has been determined and paid in full. Should Landlord sell its interest in the Premises during the term hereof and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as set forth above, Landlord shall then be fully and finally discharged from any further liability with respect to such deposit. Landlord shall pay interest upon said deposit at the rate of 5% per annum, simple interest; said interest shall be payable by landlord simultaneously with the payment of the security deposit, as provided herein.

                                    6. USE

    Tenant shall use the Premises for that use shown as Item 3 of the Basic Lease Provisions and shall not use or permit the Premises to be used solely for any other purpose without the prior written consent of Landlord which consent may be withheld in Landlord's sole discretion. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the National Fire Protection Association or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section, but such reimbursement shall not be construed as curing Tenant's default for failing to comply with the provisions of this Section. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

                            7. HAZARDOUS MATERIALS

    Tenant shall not engage in any activity on or about the Premises that violates any Environmental Law, and shall promptly at Tenant's sole cost and expense, take all investigatory and/or remedial action reasonably required by Landlord or ordered or required by any governmental agency or Environmental Law for clean-up and removal of any contamination involving any Hazardous Material created, caused directly or indirectly or materially contributed to by Tenant. The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises, including without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC Sections 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 USC Sections 6901 et seq.; (iii) California Health and Safety Code Sections 25100 et seq.; (iv) the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 et seq.; (v) the Federal Water Pollution Control Act, 33 USC Sections 1251 et seq.; (vi) the Porter-Cologne Water Quality Control Act, California Water Code Section 13000 et seq.; and (vii) California Civil Code Section 3479 et seq.; (viii) the Toxic Substance Control Act, 15 USC sections 2601 et seq.; (ix) the California Hazardous Substance Account Act, Health and Safety Code sections 25330 et seq.; (x) the California Health and Safety Code sections 25280 et seq. (Underground Storage of Hazardous Substances); (xi) the California Hazardous Waste Management Act, Health and Safety Code sections 25170g et seq.; and (xii) the California Health and Safety Code Sections 2550 et seq. (Hazardous Materials Release Response Plans and Inventory), all as amended, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, as now, or at any time hereafter in effect. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restrictive hazardous waste" or "hazardous substance" or considered a waste, condition of pollution or nuisance under the Environmental Laws; (ii) petroleum or a petroleum product or fraction thereof; (iii) asbestos; (iv) substances known by the State of California to cause cancer and/or reproductive toxicity; and/or (v) any substance, product, waste or other material of any nature whatsoever which may give use to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court. It is the intent of the parties hereto to construe the terms "Hazardous Materials" and "Environmental Laws" in their broadest sense. Tenant shall provide all notices required pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 et seq. Tenant shall not bring onto, create or dispose of, or store in or about the Premises or the Project, including but not limited to its sewage or storm drain systems, any Hazardous Materials, in violation of any applicable environmental law, rule or regulation.

     Tenant shall promptly give Landlord (i) a copy of any notice, correspondence or information it receives from any federal, state, or other government authority regarding Hazardous Materials on, under or about the Premises or Hazardous Materials which affect or may affect the Premises, or regarding any action instituted, completed or threatened by any such governmental authority concerning Hazardous Materials which affect or may affect the Premises, (ii) written notice of any knowledge or information Tenant obtains regarding Hazardous Materials on, under or about the Premises or expenses or losses incurred or expected to be incurred by Tenant, third party or any governmental agency to study, assess, contain, or remove any Hazardous Materials on, under, about or near the Premises for which Tenant may be liable or for which a lien may be imposed on the Premises, (iii) written notice of any knowledge or information Tenant obtains regarding the release or discovery of Hazardous Materials on, under or about the Premises of other sites owned, occupied or operated by Tenant or any person for whose conduct Tenant is or may be responsible, or whose liability may result in a lien on or otherwise affect the Premises, (iv) written notice of all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials, and (v) written notice of Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could the Premises to be classified as "border zone property" under the provisions of California Health and Safety sections 25220 cl seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any of the statutes cited above or any regulation adopted pursuant thereto.

    Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall not store any Hazardous Materials on the Premises and shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. On any manifest for removal of Hazardous Materials Tenant and not Landlord shall be identified as the owner of the Hazardous Materials. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regulating management of such Hazardous Materials. Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Material in or about the Premises nor enter into any settlement agreement consent degree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

    Tenant shall deliver to Landlord any and all documents and information relating to any of the following:

      (i) Any regulatory inquiry or non-routine inspection, formal or informal, and all investigations and potential investigations by any private or governmental representative, regarding any aspect of the Premises, including, without limitation, the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property;

      (ii) Any actual spills, releases or discharges of Hazardous Materials (including, without limitation, any preexisting spills, release or discharges of which Tenant may become aware): (i) occurring as a result of any activity relating to the operation of the Premises, whether on or off the Premises, or
(ii) which have occurred on the Premises at any time:

      (iii) Any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;

      (iv) Any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials;

      (v)  All matters of which Tenant is required to give notice pursuant to
Section 25359.7 of the California Health and Safety Code; and

      (vi) Any reports including draft reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within three (3) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings, or asserted violations relating in any way to the Premises or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

    Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Premises initiated in connection with breach of any Hazardous Materials Law by Tenant and have its attorneys' fees in connection therewith paid by Tenant.

    Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, directors, officers, employees, agents, attorneys, lenders, successors and assigns free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including, without limitation, any consequential damages), losses, liens, liabilities, penalties, fines, lawsuits, other proceedings, costs and expenses including, without limitation, costs incurred in connection with any administrative proceedings fees of environmental engineers or consultants and attorneys' fees and court costs, or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by:

      (i) The presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials resulting from Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under about or from the Premises, during the term of the Lease, or any residual discharges thereafter due to Tenant's use or on behalf of tenant during the lease term;

      (ii) Tenant's violation or alleged violation of any Hazardous Materials
Law;

      (iii) All foreseeable and unforeseeable consequences including, without limitation, loss of rents and liabilities arising in connection with third-party claims and actions, directly or indirectly arising out of the tenant's use, generation, handling, storage or disposal of Hazardous Materials by Tenant, or on behalf of tenant, not otherwise reimbursed by insurance.

      (iv) Any required or necessary repair, removal, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or allowing transfer of title to the Property, to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, handling, release, threatened release or disposal of Hazardous Materials on or about the Premises, by tenant or on behalf of tenant;

      (v) Any reduction in the realized or realizable value of the Property to the full extent that any such reduction in the realized or realizable value of the Property is attributable, directly or indirectly to the presence or use, generation, storage, release, threatened release or disposal of Hazardous Materials on the Premises, by tenant or on behalf of tenant; or

    Any action taken by Landlord to enforce the duties, liabilities and obligations of Tenant under this Lease. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. This indemnification obligation shall survive the termination of this Lease.

    The foregoing provisions shall not prohibit the ordinary use of Hazardous Materials normally used in businesses similar to Tenant's, provided the amount of such Hazardous Materials does not exceed permitted levels or reportable quantities under applicable Environmental Laws and the use of such Hazardous Materials strictly complies with all applicable Environmental Laws.

Environmental Audit:

    Within 30 days after Landlord delivers a request in writing to Tenant, Tenant shall cause to be prepared and delivered to Landlord, at Tenant's expense, a site assessment and report, or an update of any previously prepared site assessment and report, for the Premises prepared by a qualified, state registered, professional environmental auditor acceptable to Landlord. Landlord may request such a report not more often than once in any two year period, or more frequently in the event of default by Tenant or whatever Landlord knows of or suspects the presence, release, threat of release, placement on, under or about the Premises, or the use, manufacture, handling, generation, storage, treatment, discharge, burial or disposal on, under or about the Premises, or the transportation to or from the Premises, or any Hazardous Material. Unless the Landlord waives in writing any particular element, the assessment and report or update shall include, but not be limited to (i) a description of the presence, location and amount of Hazardous Materials and underground storage tanks on, under or about the Premises and any property adjacent to or in the vicinity of the Premises, (ii) a review and audit of the books, records, permits, notices, citations, orders and data of Tenant and all occupants of the Premises relating to Hazardous Materials or underground storage tanks on, under or about the Premises and any property adjacent to or in the vicinity of the Premises, including historical data and records if not covered in any prior report Landlord has received, (iii) a review and report on any records or listings of any governmental agency concerning Hazardous Materials or underground storage tanks on, under or about the Premises and any property adjacent to or in the vicinity of the Premises, (iv) an investigation and report on the history of ownership and use of the Premises and property adjacent to or in the vicinity of the Premises, unless covered in any prior report Tenant has received, (v) a report of interviews with the current tenants and occupants of the Premises concerning the use of the Premises, (vi) an evaluation of the likelihood of any soil or groundwater contamination of the Premises with Hazardous Materials, (vii) estimated costs of removing any Hazardous Materials and (viii) any other information or recommendations Landlord may reasonable require. Notwithstanding the foregoing, Landlord may request an environmental audit at any time during the term of this Lease, or any extension thereof, at Landlord's expense.


                                  8. NOTICES

     Any notice, demand, consent, approval or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by U.S. mail, postage prepaid, or by overnight courier service such as Federal Express, Express Mail or the like, addressed to Tenant at the Premises, or to Landlord at its address set forth in the Basic Lease Provisions. Any notice, request, demand, direction or other communication sent by facsimile transmission must be confirmed within forty eight (48) hours by letter mailed or delivered in accordance with the foregoing in order to be deemed effective. Either party may specify a different address for notice purposes by written notice to the other except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.


                                  9. BROKERS

     Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except as set forth as
Item 13 of the Basic Lease Provisions, whose commission shall be payable by Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fees due said person or firm and tenant shall indemnify and hold Landlord free and harmless against any liability in respect thereto, including attorneys' fees and costs.


                               10. HOLDING OVER

     If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the Rental in effect upon the date of such expiration (subject to adjustment as provided in Section 4 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rental after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Section 10 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys' fees and costs.


                        11. TAXES ON TENANT'S PROPERTY

     (a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes, assessments, license fees and other similar charges levied against any personal property or trade fixtures placed by Tenant or at Tenant's direction in or about the Premises. Within ten days of demand by Landlord Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall, within ten (10) days of written demand, reimburse Landlord for the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

     (b) If the tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant Improvements conforming to Landlord's average cost of construction of tenant improvements in the Building ("Building Standard") in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord on Landlord's Property as a result of such excess assessed valuation may, at the Landlord's option, be deemed to be taxes levied against the personal property of Tenant, and shall, under such circumstances, be governed by the provisions of Section 11(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than Landlord's "Building Standard," such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

                           12. CONDITION OF PREMISES

  By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant's taking of possession of the Premises shall conclusively establish that as of the date of taking possession, the Premises and the Building are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. NO PROMISE OF LANDLORD TO ALTER, REMODEL, REPAIR OR IMPROVE THE PREMISES, THE BUILDING OR THE PROJECT AND NO REPRESENTATION, EXPRESS OR IMPLIED, RESPECTING ANY MATTER OR THING RELATED TO THE PREMISES, BUILDING, OR PROJECT OR THIS LEASE, (INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PREMISES, Building OR PROJECT) OR THE SUITABILITY OF EITHER FOR THE CONDUCT OF TENANTS BUSINESS HAVE BEEN MADE TO TENANT BY LANDLORD OR ITS BROKER OR SALES AGENT, OTHER THAN AS MAY BE CONTAINED HEREIN OR IN A SEPARATE EXHIBIT OR RIDER SIGNED BY LANDLORD AND TENANT.

                                13. ALTERATIONS

    (a) Tenant shall make no Alterations, additions or improvements in or to the Premises without Landlord's prior written consent and subject to such other conditions which Landlord may reasonable require. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations and facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate, and, at the option of Landlord, under Landlord's supervision. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the National Fire Protection Association, and of any similar body. Before commencing any work, Tenant shall give Landlord at least twenty
(20) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic's lien recorded against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant. All Alterations, additions or improvements upon the Premises made by either party, including (without limiting the general of the foregoing) all wall covering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railing and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

    (b) Unless Landlord otherwise agrees in writing, all such Alterations, additions or improvements affixed or built into the Premises (but excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Lease term, except that Landlord may, by written notice to Tenant given at least twenty (20) days prior to the end of the Lease term, require Tenant to remove all or any Alterations, decorations, additions, improvements and the like installed by Tenant, and to repair the Premises, or at Landlord's option to pay all costs in relation to any damage to the Premises arising from such removal. Any fixtures, furnishing or other personal property remaining after possession of the premises is returned to Landlord shall be the sole and exclusive property of Landlord and Tenant shall be liable for all costs incurred for removal.

                                  14. REPAIRS

    (a) Tenant, at its expense, shall maintain and keep the Premises and each and every part thereof (except only that portion of the Premises, if any, that Landlord expressly elects to maintain and so notifies Tenant in writing, in which case such maintenance shall be done at Tenant's expense), including, without limitation, all utility pipes and conduit, fixtures, heating, ventilating and air conditioning equipment exclusively serving the Premises, all signs, locks, doors, door frames, door checks, windows, window frames, storefronts, skylights and other openings in the roof or exterior walls and floor coverings in a first class order, condition and repair and shall make replacements necessary to keep the Premises in this condition. All replacements shall be of quality equal to or exceeding that of the original. Tenant shall make any and all repairs suggested at the time of the annual maintenance/inspections. Should Tenant fail to commence these repairs and replacements or otherwise maintain the Premises within three (3) days after written demand by Landlord, or shall Tenant commence but fail to complete any repairs or replacements within a twenty (20) day period after written demand by Landlord, Landlord may make the repairs or replacements and shall be promptly reimbursed by Tenant for the cost thereof, together with interest at the maximum lawful rate from the date of commencement of the work. Tenant shall repair promptly at its expense any damage to the Premises caused by Tenant or its agents or employees or caused by installation or removal of Tenant's personal property. Tenant shall maintain in good condition and repair the roofs and HVAC system.

    (b) Landlord shall maintain in good condition and repair the foundations and exterior surfaces of the exterior walls of all buildings (exclusive of doors, door frames, door checks, windows, window frames, store fronts, sky lights and other openings therein). Tenant waives the provisions of Section 1941 and 1942 of the Civil Code of the State of California, or any superseding statute, and of any other law permitting Tenant to make repairs at Landlord's expense.

                             15. ENTRY BY LANDLORD

  Landlord reserves and shall at any and all times have the right to enter the Premises upon twenty four (24) hours prior notice to Tenant (except in the case of an emergency, in which case no notice is necessary) to inspect the same, and any other service to be provided by Landlord to Tenant hereunder, including, without limitation, to name the Building and Project and to change the name or street address of the Building or Project to install and maintain all signs on the exterior and interior of the Building and Project, to enter the Premises for the purpose of making inspections, repairs, Alterations, additions or improvements to the Premises or to the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority and to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, all without being deemed guilty of any eviction of Tenant without abatement of Rental. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deemed proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or the unlawful entry into the Premises, or an eviction of Tenant form the Premises or any portion thereof, and any damages caused on account thereof, shall by paid by Tenant.

                          16. UTILITIES AND SERVICES

  Tenant shall make all arrangements for and to pay directly to the appropriate utility company all charges for utility services supplied to Tenant for Tenant's use in or about the Premises including, but not limited to, gas, electricity, water, sewer, trash, waste disposal and telephone, and for all connection charges, fees or taxes. Landlord may contract with a trash disposal service serving the entire Project, in which event Tenant shall dispose of all ordinary and usual trash using containers designated by Landlord, and shall, in addition, pay to Landlord Tenant's Percentage of the cost of such trash disposal services. Tenant shall be responsible for all costs and expenses relating to the disposal of extraordinary types or amounts of trash not included within a trash disposal contract entered into by Landlord. The failure or interruption of any utility or service shall neither render Landlord liable in damages or otherwise entitle Tenant to terminate this Lease or discontinue making payments of Annual Basic Rent or Additional Rental. If Tenant fails to pay any charges referred to in this Article when due, Landlord may pay the charge, and Tenant agrees to reimburse Landlord for any amount paid by Landlord plus interest thereon at the maximum legal rate allowed under applicable law.

                               17. COMMON AREAS

                            (Intentionally Omitted)


                                18. BANKRUPTCY

    If Tenant shall file a petition for relief under any provision of the Federal Bankruptcy Code as then in effect, or any involuntary bankruptcy proceedings are initiated against Tenant and such proceeding shall not have been dismissed within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant's property and the order appointing such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate or assets for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or person other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Section 24 hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be provided; whether or not such amount is greater, equal to, or less than the amount of damages recovered under the provisions of this
Section 18.

                              19. INDEMNIFICATION

    Tenant shall indemnify, defend and hold Landlord, its agents, employees, and affiliates harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about Premises. Tenant shall further indemnify, defend and hold Landlord, its agents, employees, and affiliates harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord, its agents, employees, and affiliates by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approval in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises caused by the negligence or misconduct of Tenant or Tenant's employees, agents,and affiliates, except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure. Notwithstanding the foregoing, Tenant shall not be required to defend, indemnify, and hold harmless Landlord from any liability for injury, loss, accident, claims or damage to any person or property resulting principally from the negligence or willful misconduct of Landlord, its agents, contractors, servants, employees, or licensees in connection with Landlord's activities on the Premises. Landlord agrees to defend, indemnify, and hold harmless Tenant from and against any and all claim arising principally from the negligence or willful misconduct of Landlord, its agents, contractors, servants, employees and licensees. Such exclusion from Tenant's indemnity obligation and such agreement by Landlord to indemnify Tenant are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to this Lease to the extent such policies cover the alleged negligence or willful misconduct of Landlord or its agents, contractors, servants, employees or licensees; provided, however, that this sentence shall in no way be construed to imply the availability of any double or duplicate coverage following the primary liability of such carrier.

                        20. DAMAGE TO TENANT'S PROPERTY

    Notwithstanding anything contained in this Lease to the contrary, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the building, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or (iv) any other cause whatsoever except ins ofar as the same may be caused by the negligence or willful misconduct of Landlord, its agents, employees or affiliates. Landlord or its agents shall not be liable for interference with light or other incorporated hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building or in the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

                             21. TENANT INSURANCE

    (a) Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance, with the Landlord as a named additional insured:

         (i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures, and any other personal property, in an amount not less than ninety percent (90%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, such dispute shall be submitted by the parties to arbitration before the American Arbitration Association for resolution.

         (ii) Business Interruption Insurance in amounts acceptable to Landlord.

         (iii) Plate glass insurance covering all plate glass on the Premises at full replacement value.

         (iv) Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $1,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year to reflect increases in the Index. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the Indemnity contained in Section 18 hereof) and shall (1) name Landlord as an additional insured, (2) contain a cross liability provision, and (3) contain a provision that "the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord."

         (v) Workers' Compensation and Employer's Liability insurance as required by state law.

         (vi) Any other form or forms of insurance as Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

         (vii) Any insurance policies deemed reasonably necessary by Landlord with regard to Tenant's or Tenants' contractors' construction of Tenant's Work, as well as with regard to the construction of Alterations allowed by this Lease, including, but not limited to, contingent liability and "all risks" builders risk insurance, in amounts determined by Landlord to be commercially reasonable.

    (b) All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "V" or better, as set forth in the most current issue of Bests Insurance Guide. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord, Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional Rental. If Landlord obtains any insurance that is the responsibility of Tenant under this section. Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

    (c) Landlord makes no representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant against Tenant's undertaking under this Lease, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide at its own expense such additional insurance as Tenant deems adequate.

    (d) Tenant hereby releases Landlord from any and all liability from or to Tenant of every kind and nature which may result from the perils of fire, lightning or extended coverage perils and which may cause damage to any property of Tenant within the Building or the Project. Insurance carried by Tenant against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its right of subrogation against Landlord. Tenant shall also obtain and furnish evidence to Landlord of the waiver by Tenant's worker's compensation carrier of any right of subrogation against Landlord.

    Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under Section 21 which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                           22. DAMAGE OR DESTRUCTION

    (a) In the event the Building is damaged by fire or other perils covered by Landlord's insurance, Landlord shall:

          (i) In the event of total destruction, at the Landlord's option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within ninety (90) days after such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not the restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

          (ii) In the event of a partial destruction of the Building and/or Premises, to an extent not exceeding twenty five percent (25%) of the full value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty and if Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work or repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty five percent (25%) of the full insurance value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Subsection 22(a)(ii), Landlord shall give written notice to Tenant of its intention within said ninety (90) day period. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

    (b)   Upon any termination of this Lease under any of the provisions of this
Section 22, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

    (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the Rental payable under this Lease shall be abated proportionally with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

    (d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this
Section 22. Notwithstanding anything to the contrary contained in this Section 22, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one hundred eighty (180) days after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one hundred eighty (180) day period.

    (e) If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

    (f) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

    (g) Notwithstanding anything to the contrary contained in this Section 22, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 22 occurs during the last twenty four (24) months of the term of this Lease or any extension hereof.

    (h) If the then existing laws do not permit the restoration described herein, Landlord may terminate this Lease by giving written notice to Tenant, in which event this Lease shall terminate thirty (30) days following Tenant's receipt of such notice.

    (i) The provisions of Sections 1932(2) and 1933(4) of the California Civil Code, which permit termination of a lease upon destruction of the Leased Premises, are hereby waived by Tenant and the provisions of this Section shall govern in cases of such destruction.

                              23. EMINENT DOMAIN

    (a) In case all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority by giving thirty (30) days written notice to the other party. The Annual Basic Rent shall be prorated to the termination date. If this Lease continues in force upon such partial taking, the Annual Basic Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project. Landlord shall restore the Premises to substantially their same condition prior to such partial taking, (except with respect to property originally installed at Tenant's sole cost and expense) and a proportionate allowance shall be made to Tenant for the Rental corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to landlord all of its right, title and interest in any award, judgment or settlement from such condemning authority. Tenant, however, shall have the right, to the extent that the right shall not reduce or prejudice Landlord's award, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

    (b) No temporary taking of the Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to abatement of Rental hereunder, any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. A temporary taking shall be deemed to be taking of the use or occupancy of the Premises for a period of not to exceed one hundred eighty (180) days.

    (c) In the event there shall be a taking of the parking area such that Landlord can no longer comply with the terms of this Lease, Landlord may substitute therefor reasonably equivalent parking in a location reasonably close to the Premises; provided that if landlord fails to make such substitution within one hundred eighty (180) days following such taking. Tenant may, at its option, terminate this Lease by notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no reduction, change or abatement of any Rental or other charge payable by Tenant hereunder and this Lease shall continue in full force and effect.

                           24. DEFAULTS AND REMEDIES

    (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

         (i) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any provision of this Lease.

         (ii) The failure by Tenant to make any payment of Annual Basic Rent or Additional Rental or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after receipt of written notice thereof by Tenants; provided however, that any such notice shall be in lieu of and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions.

         (iii) The failure by Tenant, as may be determined by Landlord, to observe or perform any of the express or implied non-monetary covenants or provisions of this Lease to be observed or preformed by Tenant, other than as specified in Subsection 24(a)(i) or (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions. If the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

         (iv) (1) The making by Tenant of any general assignment for the benefit of creditors: (2) the filing by or against Tenant of a petition for relief under the Federal Bankruptcy Code (unless in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days): (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days: or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

    (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

         (i) the worth at the time of award of any unpaid Rental which has been earned at the time of such termination; plus

         (ii) the worth at the time of award of the amount by which the unpaid Rental which would have been earned after termination until the time of award exceeds the amount of such Rental loss that Tenant proves could have been reasonably avoided; plus

         (iii) the worth at the time of award of the amount by which the unpaid Rental for the balance of the term after the time of award exceeds the amount of such Rental loss that Tenant proves could be reasonably avoided; plus

         (iv) if Tenant shall fail to take possession of the Premises or fail to commence the payment of monthly Rental payments as herein required, or if Landlord terminates the Lease or terminates Tenant's right to possession of the Premises by any lawful means, due to Tenant's default or breach of the Lease or the covenants and obligations of Tenant, Landlord shall have the right, without affecting any of its other rights under this Lease, to recover from Tenant all broker commissions and fees, if any, paid by Landlord in connection with this Lease; plus

         (v) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

    As used in Subsection 24(b)(i) and (ii) above the "worth at the time of award" is computed by allowing interest at a rate equal to two percent (2%) in excess of the "prime rate" of the Bank of America N.T. & S.A. as of the time of award, not to exceed, however, the maximum rate permitted by law. As used in Subsection 24(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

    (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 24(c) shall be construed as an election to terminate this lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction; provided, however, that Landlord may, at any time thereafter, elect to terminate this Lease for such previous and uncured breach by notifying Tenant in writing that Tenant's right to possession of the Premises has been terminated.

    (d)  Landlord shall also have the remedy described in California Civil Code
Section 1951.4 (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover Rental as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

    (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord or any Rental or other payments due hereunder or any omission by landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

    (f) Nothing in this Section shall be deemed to affect Tenant's indemnity of Landlord for liability or liabilities based upon occurrences prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease. Such covenants of indemnification shall survive the termination of this Lease.

                  25.  GOVERNMENT ENERGY OR UTILITY CONTROLS

    In the event of imposition of federal, state, or local government controls, rules, regulations, or restrictions on the use of consumption of energy or water or other utilities during the Term, both Landlord and Tenant shall be bound thereby. Landlord shall have the right to enforce compliance therewith including the right of entry into the Premises to effect compliance. Should any government agency or subdivision thereof impose a tax or surcharge of any kind on, against, or with respect to the use or consumption of energy, water or other utilities or parking areas or the number of parking spaces in the Project, this tax or surcharge shall be included as a Direct Expense under Section 4 (a) (iii). If any governmental agency or subdivision thereof imposes any restrictions or regulations on the use of vehicles by tenants in the Project and/or by their employees, contractors and invitees. Tenant shall at no cost to Landlord cooperate with and abide by those restrictions.

                          26. LIMITATION ON LIABILITY

    In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

    (a) The sole and exclusive remedy shall be against the Landlord's interest in the Building:

    (b) No partner of Landlord, either general or limited, shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

    (c) No partner of Landlord, either general or limited, shall be required to answer or otherwise plead to any service of process;

    (d) No judgment will be taken against any partner of Landlord, either general or limited;

    (e) Any judgment taken against any partner of Landlord may be vacated and set aside at any time nune pro tune;

    (f) No writ of execution will ever be levied against the assets of any partner of Landlord, either general or limited; and

    (g) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.


                           27.  TENANT IMPROVEMENTS

                            (Intentionally Omitted)

                            See Section 32 hereof.


                       28.  LANDLORD'S RESERVED RIGHTS.

    Provided Landlord does not unreasonably interfere with Tenant's use of the Premises, Landlord reserves the right to use the exterior demising walls of the Premises and the area between the finished ceiling of the Premises and the slab of the Building floor or roof thereabove and between the finished floor of the Premises and the foundation or finished ceiling of the portion of the Building therebelow together with the right to locate or relocate (both vertically and horizontally), install, use, maintain, repair, replace pipes, utility lines, ducts, conduits, flues, refrigerant lines, drains, sprinkler mains and valves, access panels, wires and apportenant meters and equipment included in the Premises or outside the Premises; change the boundary lines of the Project.

                        29.  ASSIGNMENT AND SUBLETTING

    Except as set forth in this Section 29, Tenant agrees for itself and its permitted successors and assigns that it will not (a) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (b) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant; and/or (c) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law (each of the events referred to in the foregoing clauses [a], [b] and [c] being hereinafter referred to as a "Transfer"), without the prior written consent of Landlord in each instance first obtained, which consent shall not be unreasonably denied, delayed, or withheld, and any consent given shall not constitute a consent to any subsequent Transfer. If Tenant is a partnership any change in the makeup of the partnership, whether voluntary or involuntary, which results in an ownership interest in the partnership of more than fifty percent (50%) being held by parties who were not partners as of the commencement of this Lease, or the dissolution of the partnership, shall be deemed a Transfer. Any attempt to Transfer without Landlord's consent shall not null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder.

    Not withstanding the foregoing, Landlord's consent shall not be deemed to be unreasonably withheld if consent is withheld for failure to satisfy each of the following conditions: (a) Tenant shall remain fully liable during the unexpired term of this Lease; (b) any such assignment, sublease or transfer shall be subject to all of the terms, covenants and conditions of this Lease; (c) such assignee, sublessee, or transferee shall expressly assume the obligations of Tenant under the Lease by a document reasonably satisfactory to Landlord;
(d) the assignee, sublessee or transferee shall be at least as credit worthy as is Tenant as of the date of this Lease; and (e) the assignee, sublessee or transferee's proposed use of the Premises shall be substantially equivalent to Tenant's use of the Premises.

    Notwithstanding anything contained in this section, in the event that, at any time during the Term, Tenant desires to transfer this Lease in whole or in part, by operation of law or otherwise, Tenant shall submit to Landlord in writing, in the form and content acceptable to Landlord in Landlord's sole discretion (a) the name and address of the proposed subtenant or assignee;
(b) a reasonably detailed statement of the proposed subtentant's or assignee's business; (c) reasonably detailed financial references and information concerning the financial condition of the proposed subtenant or assignee covering such time periods as requested by Landlord; and (d) a copy of the proposed sublease or assignment.

    Tenant shall deliver to Landlord, within thirty (30) days after Landlord's written consent has been received, (a) a duplicate original sublease, duly executed by Tenant and the subtenant, or instrument of assignment duly executed by Tenant, as the case may be, in form and substance as approved by Landlord and
(b) in case of an assignment, as instrument in form and substance as approved by Landlord, duly executed by the assignee and the Tenant, in which such assignee shall agree to assume, observe, perform and to be personally bound by, all of Tenant's obligations under this Lease.

    Any sums or other economic consideration received by Tenant as a result of subleasing or assignment, however demonstrated under the assignment or sublease which exceed in the aggregate (i) the total sums which Tenant is obligated to pay to Landlord is under this Lease (prorated to reflect obligations allowable to any portion of the Premises subleased) plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subleasing and provided that Tenant is not in default under any other term or condition of this Lease shall be paid to Tenant.

                           MISCELLANEOUS PROVISIONS

    30.1  ATTORNEYS' FEES

    (a) If Landlord shall bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

    (b) If either party (the "Named Party") is named as a defendant in any action arising out of a matter with respect to which the other party (the "Other Party") is obligated to indemnify the Named Party pursuant to the terms of this Lease, the Other Party shall pay to the Named Party its costs and expenses incurred in such suit, including reasonable attorneys' fees.

    30.2  CONFIDENTIALITY

    Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Tenant agrees that it, and its partners, directors, employees and attorneys shall not disclose the terms and conditions of this Lease to any other person (except disclosures as required by regulations) without the prior written consent of Landlord; provided, however, that Tenant may disclose the terms hereof to the independent accountants who audit its financial statements, or as otherwise required in the ordinary course of Tenant's business. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

    30.3 DEFINITION OF LANDLORD

    The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title. Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such titles shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

    30.4 ESTOPPEL CERTIFICATE

    (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord its most recent quarterly financial statement of Tenant in a form acceptable to Landlord (including both a balance sheet and an income statement), together with a written statement certifying:

         (i)    The date of commencement of this Lease;

         (ii) The fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications);

         (iii) The date to which the Rental and other sums payable under this Lease have been paid;

         (iv) That there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement;

         (v)    That Tenant has accepted possession of the Premises; and

         (vi)   Such other matters reasonably requested by Landlord.

    Landlord and Tenant intend that any statement delivered pursuant to this
Section 30.4 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building of any interest therein.

    (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant:

         (i) That this Lease is in full force and effect, without modification except as may be represented by Landlord;

         (ii) That there are no uncured defaults in Landlord's performance and that Tenant has no rights of offset against Landlord; and

         (iii) That no more than one (1) month's Rental has been paid in advance.

         (iv)   That Tenant has accepted possession of the Premises.

    30.5 EXAMINATION OF LEASE

    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until approved by the General Partner of Landlord and execution by and delivery to both Landlord and Tenant.

    30.6 FORCE MAJEURE

    Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage, except where such performance is the payment of Basic Rent or other charges to be paid by Tenant pursuant to the provisions of this Lease.

    30.7  FUTURE PLANNING

    Landlord may adopt any name it may select for the Building and/or the Project, and Landlord reserves the right to change the name and/or address of the Building and/or Project at any time. Tenant shall not use the name of the Building, the Project or such development for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not acquire any property right in or to any name which contains said word combination as a part thereof.

    30.8  GOVERNING LAW

    This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

    30.9  GUARANTY

          (Intentionally Omitted).

    30.10 IDENTIFICATION OF TENANT

    If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership. If Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenants and warrants that (a) Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State where the Project is situated,
(b) all franchise and corporate taxes have been paid to date.

    30.11 MODIFICATION FOR LENDER

    If, in connection with obtaining construction, interim or permanent financing for the Building or the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

    30.12 MORTGAGE PROTECTION

    In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary, or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

    30.13 PARKING

    The use by Tenant, its employees and invitees, of the parking facilities of the Building shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established.

    Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of customers or employees or from loss of property from within such motor vehicles.

    30.14 PERFORMANCE BY TENANT

    All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rental. If Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant (unless there is a reasonable likelihood of imminent harm to person or property as a result of Tenant's failure, in which event Landlord may act immediately). All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereby Tenant as are set forth in Section 24 hereof.

    30.15 PRIOR AGREEMENT/AMENDMENTS

    This Lease contains all of the Agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added in except by an agreement in writing signed by the parties hereto or their respective successors in interest.

    30.16 QUIET ENJOYMENT

    Upon Tenant paying the Rental required to be paid under this Lease, and paying all other charges and performing and/or complying with all terms and conditions contained herein to be performed or complied with by Tenant, Tenant shall be entitled to the peaceful and quiet enjoyment of the Premises during the term of this Lease subject to the terms of this Lease and to any mortgage, lease or other agreement to which this Lease may subordinate.

    30.17 RECORDING

    Neither Landlord not Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

    30.18 RIDERS

    Clauses, plats and riders, if any signed by Landlord and Tenant and affixed in this Lease are a part hereof.

    30.19 RIGHT TO SHOW PREMISES

    During the last one hundred twenty (120) days of the Term, Landlord shall have the right to enter upon the Premises to show same to prospective tenants and to post appropriate "for rent" signs. Landlord shall have the right to enter upon the Premises at any time during the term to show the same to prospective purchasers of all or any portion of the Project.

    30.20 RULES AND REGULATIONS

    Tenant shall faithfully observe and comply with the "Rules and Regulations," identified in Section 34 hereof, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord.

    30.21 SEVERABILITY

    Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

    30.22  SIGNS

    Landlord may affix a sign (restricted solely to Tenant's name as set forth in Item 1 of the Basic Lease Provisions or such other name as may be consented to in advance in writing, by Landlord), to the exterior surface entryway of the Premises. Except with the prior written approval of Landlord, which approval may be withheld in Landlord's sole discretion. Tenant shall not place or allow to be placed, erected or maintained any sign, decal, placard name, insignia, trade name, description, flashing, moving or hanging lettering, or any other descriptive words or advertising matter of any kind or description (herein collectively, "sign" or "signs") on any exterior door, wall, window or roof of the Premises or of the Building, or on the glass of any window or door of the Building, or on any sidewalk or other location outside the Building, or within any entrance to the Premises. If Tenant places or causes to be placed or maintained any of the foregoing, the same may be removed by Landlord at Tenant's expense without notice and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof.

    30.23  SUBORDINATION

    Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Building, or any ground Lessor with respect to the Building, this Lease shall be subject and subordinate at all times to:

    (a) All ground Leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and

    (b) The lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases, or Landlord's interest or estate in any of said items is specified as security.

         Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn and become the Tenant of the successor in interest to Landlord. Tenant covenants and agrees to execute and deliver, upon demand by Landlord, and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Any subordination or atornement by Tenant hereunder shall entitle Tenant to receive a non-disturbance agreement from the Landlord's successor in interest, which terms and provisions shall comply with the provisions of this Lease.

                         30.24  SUCCESSORS AND ASSIGNS

    Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                         30.25  SURRENDER OF PREMISES

    The voluntary or other surrender of the Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, operate as an assignment to it of any or all subleases or subtenancies and all fixtures located within the Premises.

    Tenant, on the expiration date, shall peaceably surrender the Premises to Landlord in broom clean condition and in as good condition as when Tenant took possession, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's property on or before the expiration date and promptly repair all damage to the Premises or Building caused by such removal.

    If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, after notice to Tenant in accordance with California Law, any of Tenant's property left on the Premises shall be deemed to be abandoned and, at Landlord's option, Landlord may treat such property in accordance with law. If Landlord elects to remove all or any part of Tenant's property, the cost of removal, including repairing any damage to the Premises or Building caused by that removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

    30.26  TERMS AND HEADINGS

    The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

    30.27  TIME

    Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor, provided, however, either party shall be excused for any delays or defaults by that party in the performance of this Lease unavoidably caused by the act of the other, the act of any agent of the other, the act of any governmental authority, the act of any public enemy, acts of God, the elements, war, war defense conditions, litigation, strikes, walkouts, or other causes beyond that party's control (other than financial inability). Each party shall use reasonable diligence to avoid any such delay or default and to resume performance under this Lease as promptly as possible after any such delay or default.

    30.28  WAIVER

    The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the term hereby be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rental.

                             31.  OPTION TO RENEW

    Tenant is hereby granted the option to extend the term of this Lease for two
(2) five (5) year periods, hereinafter referred to a the "First Extended Term" and the "Second Extended Term", respectively, by giving notice of exercise of the option ("Option Notice") to Landlord at least six (6) months, but not more than one (1) year, before the expiration of the Basic Term or the First Extended Term, as the case may be; provided, however, that if Tenant is in default on the date of giving any such Option Notice, or if any event has occurred that but for the passage of time or the giving of notice, or both, would constitute a material default, the Option Notice shall be totally ineffective, and provided further, that if Tenant is in default or if any event has occurred that but for the passage of time or the giving of notice, or both, would constitute a default, on the date that the First Extended Term or the Second Extended Term (collectively the "Extended Terms") would otherwise commence, at Landlord's option, such Extended Term shall not commence and this Lease shall expire at the end of the Basic Term, or at the end of the First Extended Term, as the case may be. In the event Tenant gives notice of exercise of option, which notice is ineffective for any reason stated herein, Landlord shall provide Tenant with prompt written notice of rejection of such notice of exercise of option. Tenant shall have no other right to extend the term beyond the Second Extended Term described herein. During the Extended Terms all of the terms and provisions contained herein shall apply except that commencing at the beginning of each Extended Term, the Annual Basic Rent shall be increased to an amount equal to ninety-five percent (95%) of the fair market Rental ("FMR") for the Premises unless Tenant elects to arbitrate the fair market rental, as set forth herein. Landlord shall notify Tenant of the FMR within sixty (60) days after receipt of Tenant's Option Notice. Tenant shall then have sixty (60) days following Tenant's receipt of Landlord's determination of the FMR within which to confirm or to revoke its election to renew the Lease. If Tenant fails to revoke its election, Tenant's consent to FMR shall be deemed given and the Lease shall be deemed extended. If Tenant elects arbitrate the issue of FMR, such dispute shall be resolved by means of banding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Arbitration shall be conducted by a sole M.A.I. appraiser appointed by the American Arbitration Association. Landlord and Tenant shall split the cost of arbitration. Thereafter, Rental shall be increased annually (the "Extended Term Adjustment Date") based upon increases (if any) in the Index, but in no event shall the increase be less than two percent (2%) or greater than six percent (6%). The most recent Index in publication prior to the Extended Term, shall be the Base Index. On each Extended Term Adjustment Date, the Annual Rental shall be increased by a percentage equal to the percentage increase, if any, in the most recent Index in publication prior to the Extended Term Adjustment Date (the "Comparison Index") over the Base Index ("Adjusted Annual Rental"). When the Adjusted Annual Rental payable as of each Extended Term Adjustment Date is determined, Landlord shall give Tenant written notice of such Adjusted Annual Rental and the manner in which it was computed.

                               32.  CONSTRUCTION

    (a) Tenant shall submit plans and specifications for the installation of a new roof and HVAC system at the premises and shall select the contractors to perform such work, which will be subject to Landlord's approval. Landlord shall contract with the contractors and will pay for the roof and HVAC installation up to a combined total expenditure of $150,000. Any cost in excess of $150,000 shall be borne by Tenant.

    (b) Landlord and Tenant agree that Tenant shall have the right to expand the existing premises by approximately 20,000 feet. If Tenant makes such election, Landlord and Tenant shall confer and negotiate with respect to the terms and conditions of such expansion.

                   33.  RENT RETROACTIVE TO DECEMBER 1, 1994

    Tenant has been paying rent at the rate of $17,061.20 from 1/1/94 to 12/31/94 and $18,397.10 from 1/1/95 to 10/31/95 per month, which is in excess of the rent provided for this Lease, which is to be effective December 1, 1994. Tenant shall receive credit for the full amount of the excess rent paid from December 1, 1994 through the present, and such credit shall be applied against the next rent payments that become due.

                          34.  RULES AND REGULATIONS

    Neither Tenant nor any of Tenant's Employees shall at any time bring or keep within the Premises or the Building any flammable, combustible or explosive fluid, chemical substance, or material, except to the extent that the same may be required for the use expressly permitted in the Lease for the Premises. To the extent that flammable, combustible or explosive fluids, chemical substances or materials are maintained by Tenant within the Premises, the quantities maintained shall be reasonably limited and the manner of storage shall be that which is appropriate under the circumstances to maintain the safety and well being of the Premises, the Building and any individuals occupying either the Premises or the Building. The manner of storage shall be subject to Landlord's reasonable approval. Electric space heaters shall not be used at any time by Tenant.

    Tenant shall faithfully observe and comply with the terms of any and all covenants, conditions and restrictions recorded against the Property.

    The term Tenant shall be defined to include and encompass Tenant's Employees and Tenant's contractors.

    IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

    By execution hereof, each signatory certifies that this document has been approved by the party for which he is signing, and that he is duly authorized to execute this document on behalf of such party.

LANDLORD:                 RANCON INCOME FUND I,
                   a California limited partnership

                          Rancon Income Partners I, L.P.
                   -------------------------------------------------
                          Rancon Income Partners I, L.P.,
                          General Partner

                          By: Glenborough Inland Realty Corporation a California Corporation,
                                   Its Attorney in Fact


                                   By: /s/ Sandra L. Boyle
                                      ------------------------------
                             Its:     Senior Vice President
                                      -----------------------------

   TENANT:         WAKEFIELD ENGINEERING, INC.
                   a Delaware corporation

                   By: /s/ Harry Chase
                      ------------------------------------------
                      President

                   Its:
                      -----------------------------------------
                      [Title]

                   By:
                      ------------------------------------------
                      [Type Name]

                   Its:
                      -----------------------------------------
                      [Title]





















    PLEASE NOTE: If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.